LEASE

                                 BY AND BETWEEN

                   PETER CASTELLANA, JR. and MARIE CASTELLANA
                                                  (LANDLORD)

                                       AND

                        WESTERN BEEF -- 173RD STREET INC.
                                                  (TENANT)

                                 INDEX TO LEASE



         LANDLORD:           PETER CASTELLANA, JR. and MARIE CASTELLANA

         TENANT:             WESTERN BEEF -- 173RD STREET INC.

         ARTICLE I           REFERENCE PROVISIONS,
                              LEASED PREMISES AND TERM

         Section 1.1         Reference Provisions
         Section 1.2         Term and Leased Premises
         Section 1.3         Acceptance of Leased Premises
         Section 1.4         Quiet Enjoyment

         ARTICLE II          RENT AND OTHER CHARGES

         Section 2.1         Minimum Rent
         Section 2.2         Taxes
         Section 2.3         Utilities Charges and Services

         ARTICLE  III        CONSTRUCTION OF LEASED PREMISES

         Section 3.1         Construction of Leased Premises

         ARTICLE IV          USE OF LEASED PREMISES

         Section 4.1         Use of Leased Premises
         Section 4.2         Additional Covenants of Tenant
         Section 4.3         Signs, Awnings and Canopies

         ARTICLE V           INSURANCE REQUIRED OF TENANT

         Section 5.1         Insurance Required of Tenant
         Section 5.2         Fire Insurance Rate and Requirements
         Section 5.3         Waiver of Subrogation


         ARTICLE VI          REPAIRS AND MAINTENANCE

         Section 6.1         Repairs and Maintenance by Tenant
         Section 6.2         Inspection

         ARTICLE  VII        ADDITIONS AND ALTERATIONS

         Section 7.1         Additions and Alterations by Landlord
         Section 7.2         Additions and Alterations by Tenant

       ARTICLE VIII        DAMAGE, DESTRUCTION OR CONDEMNATION OF
                              THE LEASED PREMISES

       Section 8.1         Damage or Destruction
       Section 8.2         Condemnation

       ARTICLE IX          FINANCING

       Section 9.1         Financing
       Section 9.2         Subordination
       Section 9.3         Non-Disturbance Protection

       ARTICLE X           DEFAULT BY TENANT

       Section  10.1       Default
       Section  10.2       Landlord's Rights on Default
       Section  10.3       Landlord's Self--Help
       Section  10.4       Non--Waiver Provisions
       Section  10.5       Landlord's Expenses
       Section  10.6       Assignment of Lease on Default

       ARTICLE XI          OTHER PROVISIONS

       Section  11.1       Definition and Liability of Landlord
       Section  11.2       Relationship of the Parties
       Section  11.3       Security
       Section  11.4       Indemnity
       Section  11.5       Property in Leased Premises
       Section  11.6       Damage to Property or Persons
       Section  11.7       Assignment or Subletting
       Section  11.8       Surrender of Premises and Holding Over
       Section  11.9       Liens
       Section  11.10      Interest
       Section  11.11      Lien of Landlord for Rent, Taxes and
                           Other Sums
       Section  11.12      Late Payments
       Section  11.13      Waiver by Tenant
       Section  11.14      Notices
       Section  11.15      Broker
       Section  11.16      Short Form Lease
       Section  11.17      Entire and Binding Agreement
       Section  11.18      Provisions Severable
       Section  11.19      Captions
       Section  11.20      Force Majeure
       Section  11.21      Warranty of Title and Authority
       Section  11.22      No Jury Trial
       Section  11.23      Renewal Option
       Section  11.24      Miscellaneous

      THIS LEASE made and entered into as of the 1st day of November, 1992, by and between PETER CASTELLANA, JR. and MARIE CASTELLANA, (collectively "Landlord") and WESTERN BEEF - 173RD STREET INC., a New York corporation ("Tenant").

                                   ARTICLE I

                 REFERENCE PROVISIONS, LEASED PREMISES AND TERM

      Section 1.1. Reference Provisions.

(a) LEASED PREMISES -- The building (the "Building") commonly known as 1564 Southern Boulevard, Bronx, New York.

(b) TERM -- Shall be for a period of ten (10) years commencing on November 1, 1992 and ending on October 31, 2002.

(c) RENEWAL OPTION - One (1) five (5) year option, to be exercised by Tenant on not less than six (6) months' written notice to Landlord (more particularly described in Section 11.23 hereof).

(d)   MINIMUM RENT -

             November 1, 1992
             October 31, 1993       An amount per annum equal to EIGHTY
                                    TWO THOUSAND ONE HUNDRED and 00/100
                                    ($82,100.00) DOLLARS ($6,841.67/month).

             November 1, 1993
             October 31, 1994       An amount per annum equal to EIGHTY
                                    SIX THOUSAND TWO HUNDRED FIVE and 00/100
                                    ($86,205.00) DOLLARS ($7,183.75/month).

             November 1, 1994
             October 31, 1995       An amount per annum equal to NINETY
                                    THOUSAND FIVE HUNDRED FIFTEEN and
                                    25/100 ($90,515.25)DOLLARS
                                    ($7,542.94/month).

             November 1, 1995
             October 31, 1996       An amount per annum equal to NINETY
                                    FIVE THOUSAND FORTY ONE and 01/100
                                    ($95,041.01) DOLLARS ($7,920.08/month).

             November 1, 1996
             October 31, 1997       An amount per annum equal to NINETY
                                    NINE THOUSAND SEVEN HUNDRED NINETY THREE and
                                    06/100 ($99,793.06) DOLLARS
                                    ($8,316.09/month).

             November 1, 1997
             October 31, 1998       An amount per annum equal to ONE
                                    HUNDRED FOUR THOUSAND SEVEN HUNDRED EIGHTY
                                    TWO and 71/100 ($104,782.71) DOLLARS
                                    ($8,731.89/month).

             November 1, 1998
             October 31, 1999       An amount per annum equal to ONE
                                    HUNDRED TEN THOUSAND TWENTY ONE and 84/100
                                    ($110,021.84) DOLLARS ($9,168.49/month).

             November 1, 1999
             October 31, 2000       An amount per annum equal to ONE HUNDRED
                                    FIFTEEN THOUSAND FIVE HUNDRED TWENTY TWO and
                                    93/100 ($115,522.93) DOLLARS
                                    ($9,626.91/month).

             November 1, 2000
             October 31, 2001       An amount per annum equal to ONE HUNDRED
                                    TWENTY ONE THOUSAND TWO HUNDRED NINETY NINE and 07/100 ($121,299.07) DOLLARS
                                    ($10,108.26/month).

             November 1, 2001
             October 31, 2002       An amount per annum equal to ONE HUNDRED
                                    TWENTY SEVEN THOUSAND THREE HUNDRED SIXTY
                                    FOUR and 02/100 ($127,364.02) DOLLARS
                                    ($10,613.67/ month).

        RENEWAL TERM:

             November 1, 2002
             October 31, 2003       An amount per annum equal to ONE HUNDRED
                                    THIRTY THREE THOUSAND SEVEN HUNDRED THIRTY
                                    TWO and 22/100 ($133,732.22) DOLLARS
                                    ($l1,144.35/ month).

             November 1, 2003
             October 31, 2004       An amount per annum equal to ONE HUNDRED
                                    FORTY THOUSAND FOUR HUNDRED EIGHTEEN and
                                    83/100($140,418.83)- DOLLARS
                                    ($11,701.57/month).

             November 1, 2004
             October 31, 2005       An amount per annum equal to ONE HUNDRED
                                    FORTY SEVEN THOUSAND FOUR HUNDRED THIRTY
                                    NINE and 77/100 ($147,439.77) DOLLARS
                                    ($12,286.65/ month).

             November 1, 2005
             October 31, 2006       An amount per annum
                                    equal to ONE HUNDRED FIFTY FOUR THOUSAND
                                    EIGHT HUNDRED ELEVEN and 75/100
                                    ($154,811.75) DOLLARS ($12,900.98/month).


             November 1, 2006
             October 31, 2007       An amount per annum equal to ONE HUNDRED
                                    SIXTY TWO THOUSAND FIVE HUNDRED FIFTY TWO and 33/100 ($162,552.33) DOLLARS
                                    ($13,546.03/month).


(e) USE - The operation of a retail supermarket. The use of the Leased Premises by Tenant is and shall continue to be expressly subject to all applicable zoning ordinances and rules and regulations of any governmental instrumentality, board or bureau having jurisdiction. No other use of the Leased Premises shall be permitted without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed).

(f)   SECURITY -- None

(g)   NOTICE ADDRESS - TO LANDLORD:
                       Mr. Peter Castellana, Jr.
                       Mrs. Marie Castellana
                       47--05 Metropolitan Avenue
                       Ridgewood, New York 11385

                       TO TENANT:
                       Western Beef -- 173rd Street Inc.
                       47-05  Metropolitan Avenue
                       Ridgewood, New York 11385
                       Attn: Mr. Jules Verner

(h) INTERPRETATION -- The provisions of Section 1.1 of this lease set forth some of the business terms of this lease and are a part of this lease. Nonetheless, the provisions of Section 1.1 are subject to the specific language contained elsewhere in this lease.


      Section 1.2. Term and Leased Premises. (a) Landlord hereby leases to Tenant and Tenant rents from Landlord those certain premises (the "Leased Premises") described in Section 1.1(a), but reserving and excepting to Landlord the right to install, maintain, use, repair and replace pipes, ductwork, conduits, utility lines and wires through hung ceiling space, column space, and partitions in or beneath the floor slab or above or below the Leased Premises or other parts of the Building.


      (b) The Term, as described in Section 1.1(b), shall commence on November 1, 1992 (the "Commencement Date"). The Term shall continue to and include October 31, 2002 (the "Expiration Date") (subject to Tenant's renewal option).


      Section 1.3. Acceptance of Leased Premises. As often as may reasonably be requested by either party, the other party shall promptly and without cost to the requesting party execute, acknowledge and deliver to the requesting party and/or its mortgagee a written acceptance or estoppel certificate with respect to the Leased Premises in form and substance acceptable to the requesting party.


      Section 1.4. Quiet Enjoyment. Tenant, upon paying the rents herein reserved and performing and observing all of the other terms, covenants and conditions of this lease on Tenant's part to be performed and observed, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Term, subject, nevertheless, to the terms of this lease and to any encumbrances to which this lease is subordinate.

                                   ARTICLE II

                             RENT AND OTHER CHARGES

      Section 2.1. Minimum Fixed Rent. Tenant shall pay to Landlord without previous demand therefor and without any setoff or deduction whatsoever, the Minimum Rent provided in Section 1.1(d), payable in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Term. The Minimum Rent for any fractional part of a calendar month at the beginning or end of the Term shall be a proportionate part of the Minimum Rent for a full calendar month.

      Section 2.2. Taxes. Tenant shall pay promptly when due or make reimbursement to Landlord for all taxes imposed upon Tenant's rent, lease and business operation, including, without limitation, all documentary stamps or similar taxes assessed upon the consideration to be received by Landlord for this lease, and upon all personal property of Tenant.

      Tenant shall also pay to Landlord, as additional rent, (i) all real estate taxes (as such term is hereinafter defined) assessed and levied against, or imposed upon, the Property (as hereinafter defined), and (ii) any and all expenses directly incurred by Landlord in contesting the validity of, in seeking a reduction in, or in seeking to prevent an increase in any real estate taxes, which said payment of additional rent shall be due and payable with respect to every Lease Year or part thereof during the term of this lease. Notwithstanding the fact that the aforesaid additional rent is measured by the real estate taxes, such additional rent shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any real estate taxes by reason of Tenant's diplomatic status or for any other reason whatsoever.

      The term "real estate taxes" shall mean all taxes and assessments and other governmental charges and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen of any kind and nature (including interest on such assessments whenever the same are payable in installments), levied or assessed directly or indirectly against the land, buildings and/or improvements of which the Leased Premises form a part (as the same may be enlarged or reduced from time to time) (the "Property"), and other taxes arising out of the use and/or occupancy of the Leased Premises imposed by federal, state or local governmental authority or any other taxing authority having jurisdiction over the Property, but shall exclude franchise, capital stock, income, estate or inheritance taxes personal in nature to Landlord. "Assessments" as used in this definition shall be deemed to include the costs of all road, highway and transportation improvements (including, without limitation, traffic signals and systems) installed and paid for by Landlord.

      The amounts due hereunder shall be collectible as additional rent without set off or deduction, and shall be paid within fifteen (15) days after written demand by Landlord. Landlord's failure during the Term to prepare and deliver any tax bills, statements or bills, or Landlord's failure to make a demand, shall not in any way or cause Landlord to forfeit or surrender its rights to collect any of the foregoing items, of additional rent which may have become due during the Term. Tenant's liability for the amounts due under this Section shall survive the expiration of the Term. In no event shall any rent adjustment hereunder result in a decrease in the Minimum Rent as the same may be increased or decreased from time to time pursuant to any other provision of this lease.

      Should the taxing authorities include in such real estate taxes the value of any machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant agrees to pay its share of the taxes attributable to such items in addition to, but not in duplication of, the real estate taxes referred to in this Section.

      If at any time during the Term, a tax or excise on rents or other tax, however described (except any franchise, estate, inheritance, capital stock, income or excess profits taxes imposed upon Landlord) is levied or assessed against Landlord by any lawful taxing authority on account of the Landlord's interest in this lease or the rents expressly reserved hereunder as a substitute in whole or in part, or in addition to, the real property taxes hereinbefore described, Tenant agrees to pay Landlord, as additional rent hereunder, its share of the amount of such tax or excise on rents. In the event any such tax or excise on rents or other tax, however described, is levied or assessed directly against Tenant by any lawful taxing authority on account of Tenant's interest in this lease or the leasehold estate hereby created or the rents to be paid by Tenant hereunder, then Tenant shall be responsible therefor and agrees to pay the same before delinquency; or should any lawful taxing authority require that any such tax or excise on rents or other tax, however described, for which Tenant is responsible hereunder, other than the real property taxes levied or assessed against the Property be paid by Tenant, but collected by Landlord, for and on behalf of such taxing authority and from time to time forwarded by the Landlord to such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of payment of rent hereunder and for the purpose of enforcing payment thereof shall be deemed additional rent hereunder.

      Section 2.3. Utilities Charges and Services. Tenant shall pay promptly, as and when the same become due and payable, all charges for electricity, gas, heat, steam, hot and/or chilled water, air-conditioning, ventilating, lighting systems, fuel and other utilities supplied to the Leased Premises by the public utility company. All electricity and gas consumed by Tenant shall be separately metered and Tenant shall be responsible for payment of such utilities directly to the public utility company. Tenant shall arrange with the utility serving the Building for installation of all necessary meters and arrange for the provision of such service. Landlord shall not be responsible for the supply to Tenant of any utilities or services whatsoever to the Leased Premises (including, but not limited to, said utilities, elevator, air--conditioning, gas, steam or cleaning) and Tenant shall obtain all such services in Tenant's name at no charge to Landlord.

      Tenant's use of electric current in the Leased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring installation or other electrical facilities in or serving the Leased Premises without the prior consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed).

      Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord's willful acts in default of this lease or gross negligence.

      Tenant shall pay to Landlord, within fifteen (15) days after rendition of a bill therefor, all charges for water consumed at the Leased Premises as shown by the water bills. In addition Tenant shall pay all sewer rents and charges imposed upon its water usage.

                                   ARTICLE III

                         CONSTRUCTION OF LEASED PREMISES

      Section 3.1. Construction of Leased Premises. Tenant accepts the Leased Premises "as is" with no representations or warranties by Landlord as to the physical condition thereof.

                                   ARTICLE IV

                             USE OF LEASED PREMISES

      Section 4.1. Use of Leased Premises. Tenant agrees to use the Leased Premises only for the permitted uses set forth in Section 1.1(e) and for no other purpose.

      Tenant covenants that during the Term, the Leased Premises shall be used only and exclusively for lawful and moral purposes, and no part of the Leased Premises or improvements thereon shall be used in any manner whatsoever for any purposes in violation of the laws, ordinances, regulations, or orders of the United States, or of the State, County, and/or City or other applicable governmental subdivisions where the Leased Premises are located. Tenant shall comply with all such laws, ordinances, regulations or orders now in effect or hereafter enacted or passed during the Term insofar as the Leased Premises and any signs of the Tenant are concerned, including, but not limited to zoning ordinances, building codes and fire codes, and shall make at Tenant's own cost and expense all additions and alterations to the Leased Premises ordered or required by such authorities, whether in order to meet the special needs of Tenant, or by reason of the occupancy of Tenant, or otherwise.

      Section 4.2. Additional Covenants of Tenant. Tenant's use of the Property shall be subject at all times during the Term to reasonable rules and regulations adopted by Landlord not in conflict with any of the express provisions hereof governing the use of the Property and the Leased Premises. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord. Tenant expressly agrees as follows:

      (a) The sidewalks and loading areas adjacent to the Leased Premises shall not be obstructed and shall be free from snow, ice, trash, litter, hazardous materials and any other obstructions. Garbage and refuse shall be kept in sealed containers (with food scraps and refuse kept in a self-contained, cleanable, sealed, metal container) (or such containers as may be used in the future with improved technology, provided garbage and refuse is continued to be stored and disposed of without odors emanating and without resulting in unsightly conditions). Tenant shall provide or designate a service for picking up refuse and garbage, at its sole cost and expense. Tenant shall maintain all loading areas in a clean manner. Tenant shall use a trash compactor located outside the Leased Premises.

      (b) No radio or television aerial or other device shall be erected on the roof or exterior walls of the Leased Premises or the building in which the Leased Premises are located without first obtaining in each instance the Landlord's consent in writing (which consent shall not be unreasonably withheld or delayed). Any aerial or device installed without such written consent shall be subject to removal at Tenant's expense without notice at any time.

      (c) No loud speakers, televisions, phonographs, radios, tape players or other devices shall be used in a manner so as to be heard or seen outside the Leased Premises without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed).

      (d) The plumbing and sanitary facilities shall be kept in a good state of repair and operating condition, and shall not be used for any other purpose other than that for which they are constructed; no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant. All grease traps, if any, shall be installed and maintained by Tenant in accordance with applicable law and in accordance with Landlord's requirements. Tenant shall furnish sufficient heat at all times so as to prevent any damage to the Leased Premises, including, but not limited to, any freezing or breaking of pipes, any mechanical systems or fixtures. Tenant shall, at Tenant's sole cost and expense, obtain and maintain licenses and permits, and pay all fees and charges, in connection with the existence of any air-conditioning equipment and/or any other equipment in or upon the Leased Premises.

      (e) Tenant at its expense shall contract for regular termite and pest extermination services covering the Leased Premises, to keep same free of vermin.

      (f) Tenant shall keep and maintain the Leased Premises (including, without limitation, exterior and interior portions of all windows, doors and all other glass, including, in each case, the frames therefor) in a neat and clean condition, and Tenant will not require, permit, suffer or allow any such window or door to be cleaned in violation of the Labor Law of the State of New York or of any other law or ordinance or of any rule, order or regulation of any governmental authority having jurisdiction thereof, and, at Tenant's expense, clean and polish the inside and outside of the store fronts of the Leased Premises whenever necessary in the reasonable judgment of Landlord.

      (g) Tenant shall take no action (including, but not limited to, using employees, contractors, labor or materials) which would create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant in the Building or with the rights and privileges of any customer or other person(s) lawfully in and upon the Property. If such disturbance results from Tenant's use of non--union labor, Landlord shall have the right to order Tenant to have pickets removed and, if necessary, to terminate any construction work at any time being performed in the Leased Premises, until such time as Landlord shall have given its written consent for the resumption of such work. If such disturbance results from a jurisdictional dispute between unions, Tenant shall be obligated to promptly take all legal steps to have the pickets removed. If such pickets are not removed within three (3) days, Landlord shall have the right to terminate the construction work in the Leased Premises. Tenant shall have no claim for damages of any nature against Landlord in connection with Landlord's remedies provided herein.

      (h) Tenant shall pay before delinquency all license or permit fees and charges of a similar nature for the conduct of any business in the Leased Premises.

      (i) Tenant shall store and/or stock in the Leased Premises only such merchandise as Tenant is permitted to offer for sale in the Leased Premises pursuant to this lease.

      (j) Tenant shall not perform any act or carry on any practice which may damage, mar or deface the Property.

      (k) Tenant shall not place a load on any floor in the interior delivery system, if any, or in the Leased Premises, or in any area of the Building, exceeding the floor load which such floor was designed to carry, nor shall Tenant install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

      (l) Tenant shall not install, operate or maintain in the Leased Premises or in any other area of the Building any electrical equipment which does not bear underwriter's approval, or which would overload the electrical system or any part thereof beyond its capacity for proper and safe operation as reasonably determined by Landlord, and unless the same is performed by a licensed electrical engineer or contractor.

      (m) Tenant shall not suffer, allow or permit any vibration, noise, light, odor or other effect to emanate from the Leased Premises, or from any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord or any of the other occupants of the Building or their customers, agents or invitees or any others lawfully in or upon the Property. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees to forthwith remove or control the same.

      (n) Tenant shall not store, display, sell, or distribute any alcoholic beverages (other than beer and wine coolers) or any dangerous materials (including, without limitation, fireworks) unless specifically permitted by this lease.

      (o) Tenant shall not use or occupy the Leased Premises or do or permit anything to be done thereon in any manner which shall prevent Landlord and/or Tenant from obtaining at standard rates any insurance required or desired, or which would invalidate or increase the cost to Landlord of any existing insurance, or which might cause structural injury to Building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi--public authorities now existing or hereafter created having jurisdiction in the Leased Premises or the Property.

      (p) All roof penetrations required by Tenant shall be performed by a roofing contractor reasonably acceptable to Landlord.

      Section 4.3. Signs, Awnings and Canopies. (a) Tenant may erect and maintain, at Tenant's sole cost and expense, subject to all applicable state and local ordinances, codes, rules and regulations and Landlord's prior written approval (which approval shall not unreasonably withheld or delayed), such signs, awnings and canopies as it may deem appropriate on the Leased Premises. Tenant shall submit to Landlord detailed drawings of its signs, together with copies of all required governmental approvals, permits or licenses, for review and approval by Landlord prior to erecting said signs on the Leased Premises.

      (b) Tenant shall keep insured and maintain, repair, restore and replace all such signs in good condition, repair and operating order at all times. If any damage is done to Tenant's signs, Tenant shall commence to repair same within ten (10) working days or Landlord may, at its option, repair same at Tenant's expense, and the same shall be collectible from Tenant as extra and additional rent, payable upon demand. Tenant shall pay for all electricity, if any, consumed by said signs directly to the public utility company.

                                    ARTICLE V

                          INSURANCE REQUIRED OF TENANT

      Section 5.1. Insurance Required of Tenant. (a) Tenant shall obtain and provide, on or before the earlier of the commencement of the Term or Tenant's entering the Leased Premises for any purpose, and keep in force at all times thereafter, the following insurance coverages with respect to the Leased
Premises:

      (i) Comprehensive General Liability Insurance, with contractual liability endorsement, relating to the Leased Premises and its appurtenances on an occurrence basis with a minimum single limit of Three Million ($3,000,000.00) Dollars for bodily or personal injury (including death) and in the amount of Five Hundred Thousand ($500,000.00) Dollars in respect of property damage.

      (ii) Fire and Lightning, Extended Coverage, Vandalism and Malicious Mischief and Flood (if required by Landlord, any mortgagee or governmental authority and if obtainable) Insurance in an amount adequate to cover the replacement cost of all personal property, decorations, trade fixtures, furnishings, equipment and all contents therein.

      (iii) Boiler or Machinery Insurance covering all pressure vessels, boilers, air--conditioning equipment, or similar equipment, if any, in, on, adjoining, above or beneath the Leased Premises, in the amount of One Million ($1,000,000.00) Dollars.

      (iv) Worker's Compensation Insurance covering all persons employed, directly or indirectly, in connection with any finish work performed by Tenant or any repair or alteration authorized by this lease or consented to by Landlord, and all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant, as required by the law of the State of New York.

      (v) Plate Glass Insurance.

      (vi) Comprehensive Automobile Liability Insurance providing third party liability insurance with One Million ($1,000,000.00) Dollars inclusive limits, covering all licensed vehicles owned or operated by or on behalf of Tenant.

      (b) Before undertaking any alterations, additions, improvements or construction, Tenant shall obtain at its expense a public liability insurance policy insuring Tenant and Landlord against any liability which may arise on account of such proposed alterations, additions, improvements or construction on an occurrence basis with the minimum limits set forth in this Section.

      (c) All of the aforesaid insurance except the Worker's Compensation Insurance required by subparagraph (a) (iv) above shall be written in the name of Landlord (and any designee(s) of Landlord) and Tenant and shill be written by one or more responsible insurance companies with a general policy-holder's rating of not less than A and a financial rating of AA as rated in the most current available "Best's" insurance reports, licensed to do business in New York and authorized to issue such policy(ies) in form reasonably satisfactory to Landlord; all such insurance shall contain endorsements that: such insurance may not be cancelled or amended with respect to Landlord (or its designees) except upon thirty (30) days' prior written notice to Landlord (and any such designees) by the insurance company; Tenant shall be solely responsible for payment of premiums and Landlord (or its designees) shall not be required to pay any premium for such insurance; in the event of payment of any loss covered by such policy, Landlord (or its designees) shall be paid first by the insurance company for Landlord's loss. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability hereunder. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate of insurance on all policies procured by Tenant in compliance with its obligations hereunder, together with evidence satisfactory to Landlord of the payment of the premiums therefor. If Tenant fails to obtain and provide any or all of the aforesaid insurance, then Landlord may, but shall not be required to, purchase such insurance on behalf of Tenant and add the cost of such insurance as additional rent payable with the next installment of Minimum Rent. Tenant's failure to keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this lease in the event of Tenant's default.

      (d) The minimum limits of the comprehensive general liability policy of insurance shall be subject to increase at any time, and from time to time, if Landlord shall deem same reasonably necessary for adequate protection to reflect changed circumstances, reflecting without limitation (i) changes required by any mortgagee of the Property, (ii) changes indicated by the amount of plaintiffs' verdicts in personal injury actions in New York, or (iii) changes consistent with the standards required by other landlords for supermarkets in New York. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of Tenant's compliance with such demand.

      Section 5.2. Fire Insurance Rate and Requirements. (a) Tenant agrees that it will pay to Landlord, on demand, as additional rent, premiums for all fire insurance policies in force with respect to the Property and its contents. In addition, Tenant agrees to comply, at its own cost and expense, with any rules and regulations of the Fire Insurance Rating Organization and any similar body and any governmental authority having jurisdiction if noncompliance will result in Landlord's inability to obtain insurance coverage. If any electrical equipment is installed that overloads the lines in the Building, Tenant shall, at Tenant's own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of the Landlord and the Board of Fire Insurance Underwriters and any similar body and any governmental authority having jurisdiction thereof. For the purpose of this paragraph, any finding or schedule of the Fire Insurance Rating Organization having jurisdiction thereof shall be deemed to be conclusive.

      (b) In the event that this lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by the Fire Insurance Rating Organization (which devices, when installed, shall become Landlord's property) and shall keep such devices under service as required by such organization. A copy of such service contract shall be delivered to Landlord at least fifteen (15) days prior to the commencement of the Term, and copies of all maintenance reports shall be sent simultaneously to Landlord and Tenant (and said service contracts shall so provide).

      (c) If gas is used in the Leased Premises, Tenant shall install at its expense gas cut--off devices (manual and automatic).

      Section 5.3. Waiver of Subrogation. Neither party to this lease shall be liable for any damage by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the damaged party will look solely to its insurer for reimbursement. Any waiver of rights contained in this Section shall be ineffective if such waiver shall be unobtainable, or result in an increase in the cost of insurance of the waiving party, unless the other party shall pay such increase within ten
(10) days after notice thereof.

                                   ARTICLE VI

                             REPAIRS AND MAINTENANCE

      Section 6.1. Repairs and Maintenance by Tenant. Tenant shall make and pay for all repairs to the Building, whether structural or non-structural, mechanical or non--mechanical, including (without limitation) necessary repairs to the exterior walls, the roof, the slab, foundations, load bearing members, plumbing, pipes, and conduits located outside the Leased Premises and necessary repairs to the sidewalks, parking areas (if any) and curbs, the fixtures and appurtenances in the Leased Premises and all equipment and systems serving the Building and shall replace all things which are necessary to keep the same in a good state of repair and operating order. Tenant shall also maintain, replace and keep in good repair and operating order all plumbing, sprinklering, electrical installations, ceilings, inside walls and carpeting and floor surfaces, and all air-conditioning, ventilating and heating installations (whether located within or without the Leased Premises). Tenant shall at all times keep the Leased Premises and all exterior entrances, glass and show moldings, partitions, doors, floor surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair, and in a reasonably satisfactory condition of cleanliness, including reasonably periodic painting of the interior of the Leased Premises, and Tenant shall make all other necessary repairs in and to the Property. Tenant shall, at its expense, promptly replace all broken or damaged glass or substitutes therefor, as the case may be.

      If (i) Tenant does not repair or restore properly as required hereunder and to the reasonable satisfaction of Landlord, or (ii) Landlord, in the exercise of its sole discretion, determines that emergency repairs are necessary, or (iii) repairs or replacements to the to the Property are made necessary by any act or omission or negligence of Tenant, its agents,employees, subtenants, assignees, concessionaires, contractors, invitees, licensees or visitors, then in any of such events Landlord may, after written notice to Tenant (except in case of emergency in which case no notice shall be required), make such repairs or replacements without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, or upon Landlord's obtaining or maintaining said contract Tenant shall pay Landlord's costs plus fifteen (15%) percent for overhead, upon presentation of a bill therefor, as additional rent. Said bill shall include Interest (as defined in Section 11.10) from the date such repairs were paid by Landlord to the contractor(s) making such repairs. The performance by Landlord of any such obligation shall not constitute a release or waiver of Tenant therefrom.

      Anything elsewhere in this lease to the contrary notwithstanding, if the Fire Insurance Exchange or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied to an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Leased Premises, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to obtain Landlord's insurance coverage or to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non--structural in nature.

      Section 6.2. Inspection. Landlord or its representatives shall have the right to enter the Leased Premises at reasonable times and upon reasonable notice (and in emergencies at all times and without notice) during the Term. Tenant acknowledges that, in addition to Landlord's right to enter the Leased Premises as set forth herein, Landlord or its representatives, or the utility companies, may need, and shall have the right to gain, immediate access to any mechanical equipment, pipes, conduits, etc., in the Leased Premises for the purpose of inspecting, repairing, installing, altering or changing the location of any pipes valves or other building facilities or equipment.

                              ARTICLE VII

                    ADDITIONS AND ALTERATIONS BY TENANT

      Section 7.1. By Landlord. In event Landlord shall hereafter determine during the Term to erect additional structures, add stories to existing buildings, enclose any open portions of the Property enlarge or reduce the Building by addition(s) thereto or by the diminution thereof, Tenant hereby consents thereto and to the performance of work necessary to effect the same and any inconvenience caused thereby. The design, materials and performance of necessary work therefor shall be in the sole unrestricted discretion of Landlord.

      Section 7.2. Additions and Alterations by Tenant. Upon Landlord's prior written consent (not to be unreasonably withheld or delayed), Tenant may from time to time (if Tenant shall not then be in default), at its own expense, make alterations, renovations, improvements or other installments in or to the Leased Premises or any part thereof, provided the same be performed in a good and workmanlike manner, in accordance with all applicable terms and conditions of this lease, accepted building practices and applicable laws, including, but not limited to, building codes and zoning ordinances, and so as not to weaken or impair the strength or lessen the value of the Building. No such work shall be commenced and no material shall be fabricated unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's sole cost and expense, by a licensed architect or other duly licensed and qualified person, and shall have obtained Landlord's written approval thereof, which approval shall not be unreasonably withheld or delayed. In the event Landlord's written approval is granted, and prior to commencement of all such work Tenant shall cause Landlord's requirements for bonding, insurance and other contractor requirements to be satisfied. Any work done by Tenant shall not unreasonably interfere with the use by any other tenants of their premises in the Property. Tenant shall submit to Landlord, within thirty (30) days after completion of such work, three (3) full sets of "as built" plans and specifications. Tenant shall not perform or permit to be performed any electrical work, alterations or modifications unless (i) same is performed by a licensed electrical engineer or contractor, and (ii) plans therefore have been filed with and approved by the New York City Department of Buildings and any other agency having jurisdiction. Tenant shall cause such work to be performed, at its sole expense, promptly, efficiently and competently by duly qualified or licensed persons or entities, which have been approved by Landlord in writing (which approval shall not be unreasonably withheld or delayed), without interference to or disruption of the operations of any other tenants or occupants of the Property.

      Tenant shall have the right to make non--structural interior alterations to the Leased Premises without Landlord's prior consent. Notwithstanding the foregoing, in the event Tenant makes any non--structural interior alterations, Tenant shall be required to comply with Landlord's requirements for bonding, insurance and other contractor requirements. Tenant shall cause such work to be performed, at its sole expense, promptly, efficiently and competently by duly qualified or licensed persons or entities, which have been approved by Landlord in writing (which approval shall not be unreasonably withheld or delayed), without interference to or disruption of the operations of other tenants or occupants of the Property. Upon completion of any such work, Tenant shall promptly deliver "as-built" plans to Landlord.

                                    ARTICLE VIII

          DAMAGE, DESTRUCTION OR CONDEMNATION OF THE LEASED PREMISES

      Section 8.1. Damage or Destruction. (a) If all or any part of the Leased Premises shall be damaged or destroyed by fire or other casualty insured under the standard fire insurance policy with approved standard extended coverage endorsement applicable to the Leased Premises, Landlord shall, except as otherwise provided herein, repair and/or rebuild the same with reasonable diligence, but Landlord's obligation hereunder shall be limited to rebuilding the shell of the Leased Premises. Nothing herein above contained shall impose upon Landlord any liability or responsibility to repair, rebuild or replace any property belonging to Tenant. Unless this lease is terminated by Landlord, as hereinafter provided, Tenant shall repair the Leased Premises and shall redecorate and refixture the Leased Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to its destruction or casualty, and the proceeds of all insurance carried by Tenant on its personal property, decorations, trade fixtures, furnishings, equipment and contents in the Leased Premises shall be held in trust by Tenant for such purposes. Tenant agrees to exercise reasonable diligence to reopen for business in the Leased Premises as soon as practicable unless this lease is terminated by Landlord, as hereinafter provided.

      (b) Notwithstanding anything else to the contrary contained in this Section or elsewhere in this lease, Landlord, at its option, may terminate this lease on thirty (30) days notice to Tenant given within ninety (90) days after the occurrence of any of the following:

      (i) The Leased Premises and/or Building shall be damaged or destroyed as a result of an occurrence which is not covered by Landlord's all-risk insurance; or

      (ii) The Leased Premises and/or Building shall be damaged or destroyed and the cost to repair the same shall amount to more than forty (40%) percent of the cost of replacement thereof.

      (c) Except to the extent specifically provided for in this lease, none of the Minimum Rent and other sums payable by Tenant, nor any of Tenant's other obligations under any provisions of this lease, shall be affected by any damage to or destruction of the Leased Premises by any cause whatsoever, and Tenant hereby specifically waives all other rights it might otherwise have under any law or statute.

      (d) In the event of any damage or destruction as described in subparagraph
(b) above, which occurs during the last two (2) years of the Term, Tenant shall have the right to terminate this lease upon thirty (30) days' written notice to Landlord given within ninety (90) days of such damage or destruction.

      (e) The term "cost of replacement" as used in subparagraph (b) (ii) above shall be determined by the company or companies selected by Landlord insuring Landlord against the casualty in question, or if there shall be no insurance, then as the parties hereto shall agree, or in absence of an insurance company determination or an agreement, as shall be determined by arbitration in New York according to the rules and practices of the American Arbitration Association then in effect.

      (f) Tenant shall give to Landlord and to all mortgagees of record prompt written notice of any damage to or destruction of any portion of the Leased Premises resulting from fire or other casualty.

      Section 8.2. Condemnation. (a) If the entire Leased Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, or conveyance shall be made in lieu thereof, this lease shall terminate and expire as of the date of such taking, and the parties shall thereupon be released from all liability hereunder which accrues after the date of such taking.

      (b) Anything in this lease to The contrary notwithstanding, in the event more than forty (40%) percent of the Leased Premises and/or the Property shall be appropriated or taken, or conveyance made in lieu thereof, Landlord shall have the right to cancel and terminate this lease as of the date of such taking upon giving notice to Tenant of such election within thirty (30) days after such taking. In the event of such cancellation, the parties shall thereupon be released from any further liability under this lease (except for obligations existing on the effective date of such termination).

      (c) If a portion of the Leased Premises is taken, or conveyance made in lieu thereof, and if This lease shall not be terminated as provided in the preceding paragraph, Then the Minimum Rent shall be ratably apportioned according to the space so taken, and Landlord shall, at its own expense, restore the remaining portion of the Leased Premises to a complete architectural unit. The cost of Landlord's obligation hereunder shall be limited to that portion of the net proceeds of the condemnation award actually received and retained by Landlord which are allocable to the Leased Premises.

      (d) All compensation awarded or paid upon such a total or partial taking of the Leased Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that Tenant may make a separate claim to The condemning authority for the unamortized value of its leasehold improvements.

      (e) In the event more than forty (40%) percent of the Leased Premises and/or Property shall be appropriated or taken, or conveyance made in lieu thereof, during the last two (2) years of the Term, Tenant shall have the right to terminate this lease upon thirty (30) days' written notice after such taking.

                                   ARTICLE IX

                                    FINANCING

      Section 9.1. Financing. If any lending institution and/or any bonding authority with which Landlord or any such bonding authority has negotiated or may negotiate interim or long term financing for the Property or part thereof does not approve the credit rating of Tenant, or if such lending institution or bonding authority shall require change(s) in this lease as a condition of its approval of this lease for such financing; and if within fifteen (15) days after notice from Landlord if Tenant fails or refuses to execute with Landlord the amendment or amendments to this lease accomplishing the change(s) which are stated by Landlord to be needed in connection with approval of this lease for purposes of such financing Landlord shall have the right to cancel this lease. In the event of cancellation by Landlord hereunder, this lease shall be and become null and void and both parties shall automatically be released as of the date of Landlord's cancellation notice from any and all liability or obligation under this lease, except that Landlord shall return the security, if any, made by Tenant. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to agree, and Landlord shall not have any right of cancellation for Tenant's refusal to agree, to any modification of the provisions of this lease relating to the amount of Minimum Rent reserved, the size and/or location of the Leased Premises, the duration and/or commencement date of the Term.

      Section 9.2. Subordination. (a) This lease shall be subject and subordinate at all times to the lien of any mortgage or other encumbrance now or hereafter placed on the real property of which the Leased Premises form a part or any part thereof without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this lease to any ground lease or the lien of any such mortgage or other encumbrance as shall be desired by a ground lessor or a mortgagee, or proposed lessor or mortgagee, or by any person.


      (b) If any mortgagee requires that this lease be prior rather than subordinate to any such mortgage, Tenant shall, promptly upon request therefor by Landlord or such mortgagee, and without charge therefor, execute a document effecting and/or acknowledging such priority, which document shall contain, at the option of such mortgagee, an attornment obligation to the mortgagee as Landlord in the event of foreclosure or to any party acquiring title through such mortgagee in such event.

      (c) Upon request of any mortgagee of record, Tenant shall give prompt written notice in the manner provided in Section 11.14 of any default of Landlord hereunder, and Tenant shall allow such mortgagee a reasonable length of time (in any event, not less than sixty (60) days from the date of such notice) in which to cure any such default. Any such notice shall be sent to the Mortgage Loan Department of any such mortgagee at its home office address.

      Section 9.3 Non-Disturbance Protection. Landlord agrees to request and use its best efforts (without incurring any monetary obligations) to obtain non-disturbance protection for Tenant from any current or future mortgagee of the Property.

                                    ARTICLE X

                                DEFAULT BY TENANT

      Section 10.1. Default. Tenant shall be in default hereunder if (i) Tenant fails to pay when due Minimum Rent and any other sums due under this lease and such default shall continue for more than fifteen (15) days after written notice from Landlord to Tenant; or (ii) Tenant fails to observe and perform any of the other terms, covenants and/or conditions of this lease and such default shall continue for more than thirty (30) days after written notice from Landlord to Tenant; or (iii) Tenant fails to pay when due the Minimum Rent and any other sum payable under this lease three (3) or more times in any period of twelve (12) consecutive months; or (iv) Tenant transfers its interest in this lease in violation of the provisions of Section 11.7 hereof; or (v) the interest of Tenant in the Leased Premises shall be sold under execution or other legal process; or (vi) any representation or warranty of Tenant contained in this lease shall prove to be incorrect in any material respect on the date upon which it was made. If the nature of a default under (ii) above is such that it cannot reasonably be cured within the aforesaid cure period, and work thereon shall be commenced within said period and diligently prosecuted to completion, then Landlord's rights under Section 10.2 shall be abated. The Leased Premises and all trade fixtures, equipment and inventory therein shall be conclusively deemed abandoned by Tenant upon (a) twenty (20) consecutive days' absence from the Leased Premises by Tenant or its agents (unless such absence results from fire or other casualty) together with the failure to pay Minimum Rent, or (b) removal of all or a substantial portion of Tenant's trade fixtures, equipment or inventory from the Leased Premises together with a failure to pay Minimum Rent. In such event and in addition to Landlord's remedies set forth in Section 10.2 Landlord may enter the Leased Premises and may remove all such remaining trade fixtures, equipment and inventory at Tenant's expense. All such property shall, at Landlord's option, become the property of Landlord, or said property may be placed in storage at Tenant's cost and expense, or may be sold or otherwise disposed of, in which event The proceeds of such sale or other disposition shall belong to Landlord.

      If at any time there shall be filed by or against Tenant or any successor tenant then in possession or any guarantor of either under this lease, in any court pursuant to any statute either of the United States or of any state, a petition (i) in bankruptcy, (ii) alleging insolvency, (iii) for reorganization,
(iv) for the appointment of a receiver, or (v) for an arrangement under the Bankruptcy Code, Landlord may terminate Tenant's rights under this lease by notice in writing to Tenant, and thereupon Tenant shall immediately quit and surrender the Leased Premises to Landlord, but Tenant shall continue to be liable for the payment of rent and all other sums due hereunder.

      In the event Landlord may not, for any reason, terminate Tenant's rights under this lease, and Tenant is in default of any of the terms, covenants or conditions of this lease, then the Trustee of the debtor may assume this lease only after he undertakes the following:

      1. cures any default, or provides adequate assurance that he will promptly cure such default;

      2. compensates, or provides adequate assurance that he will promptly compensate Landlord for any actual pecuniary loss resulting from such default; and

      3.    provides adequate assurance of future performance.

      Adequate assurance of future performance includes, but is not limited to, adequate assurance: 1) of the source of rent and other consideration due under the lease and 2) that assumption or assignment of the lease will not breach substantially any provisions, including, but not limited to, location, use or exclusivity provisions, in any other lease, financing agreement, or master agreement relating to the Property.

      To assign the lease, the Trustee must assume the lease in accordance with the Bankruptcy Code and provide adequate assurance of future performance by the assignee, and must not be in default of any of the terms hereunder.

      Section 10.2. Landlord's Rights on Default. In the event of any default by Tenant, Landlord may (1) apply the Security specified in Section 1.1(f), if any, toward the satisfaction and cure of such a default, and/or (2) re--enter the Leased Premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, or by force or otherwise, without being liable for any prosecution therefor or damages therefrom, and repossess and enjoy the Leased Premises, with all additions, alterations and improvements, and Landlord may, at its option, repair, alter, remodel and/or change the character of the Leased Premises as it may deem fit, and/or (3) at any time relet the Leased Premises or any part or parts thereof, as the agent of Tenant or in Landlord's own right, and/or (4) terminate this lease upon not less than three
(3) days written notice to Tenant. The exercise by Landlord of any right granted in this Section shall not relieve Tenant from the obligation to make all rental payments, and to fulfill all other covenants required by this lease, at the time and in the manner provided herein, and if Landlord so desires all current and future rent and other monetary obligations due hereunder less the fair rental value of the Leased Premises shall become immediately due and payable. Tenant, throughout the remaining Term hereof, shall pay Landlord, no later than the last day of each month during the Term, the then current excess, if any, of the sum of the unpaid rentals and costs to Landlord resulting from such default by Tenant over the proceeds, if any, received by Landlord from such reletting, if any, but Landlord shall have no liability to account to Tenant for any excess. Landlord shall not be required to relet the Leased Premises nor exercise any other right granted to Landlord hereunder, nor shall Landlord be under any obligation to minimize Tenant's loss as a result of Tenant's default, except that Landlord agrees to use reasonable efforts to relet the Leased Premises. If Landlord attempts to relet the Leased Premises, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable.

      In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed at law or in equity to enforce Landlord's rights or any of them, as if re--entry and other remedies were not herein provided for Tenant agrees that no demand for rent and no re--entry for condition broken and no notice to quit possession or other notices prescribed by statute shall be necessary to enable Landlord to recover such possession, but that all right to any such demand and any such re-entry and any notice to quit possession or other statutory notices or prerequisites are hereby expressly waived by Tenant.

      Section 10.3. Landlord's Self-Help. In addition to Landlord's rights of self-help set forth elsewhere in this lease, if Tenant at any time fails to perform any of its obligations under this lease in a manner satisfactory to Landlord, Landlord shall have the right but not the obligation, upon giving Tenant at least five (5) days' prior written notice of its election to do so (in the event of any emergency no prior notice shall be required) to perform such obligations on behalf of and for the account of Tenant and to take all such action to perform such obligations. In such event, Landlord's costs and expenses incurred therein including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding, shall be paid for by Tenant as additional rent, forthwith, with Interest (as defined in Section 11.10). The performance by Landlord of any such obligation shall not constitute a release or waiver of Tenant therefrom.

      Section 10.4. Non-Waiver Provisions. The failure of either party to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed to be a waiver of any rights or remedies that that party may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained except as may be expressly waived in writing.

      The maintenance of any action or proceeding to recover possession of the Leased Premises, or any installment or installments of rent or any other moneys that may be due or become due from Tenant to Landlord, shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Leased Premises or of any other moneys that may be due or become due from Tenant. Any entry or re-entry by Landlord shall not be deemed to absolve or discharge Tenant from liability hereunder.

      Section 10.5. Landlord's Expenses. If Tenant shall at any time, be in default hereunder, Tenant will reimburse Landlord for The expenses incurred by Landlord by reason thereof, including but not limited to brokerage fees, court costs and reasonable attorney's fees.

                                   ARTICLE XI

                                OTHER PROVISIONS

      Section 11.1. Definition and Liability of Landlord. The term "Landlord" as used in this lease means only the owner or mortgagee in possession for the time being of (or the managing agent of any such owner or mortgagee) so that in the event of the sale of said Property an assignment of this lease, or a demise of said Property together with any security deposit held therefore, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord subsequently accruing and with respect to such security deposit. In addition to, and without limiting the generality of the foregoing, Tenant hereby agrees not to look to any mortgagee, mortgagee in possession or successor in title to the property for accountability for any security deposit required by Landlord, unless said sums have actually been received by said mortgagee as security for Tenant's performance under the terms of the lease.

      It is specifically understood and agreed that there shall be no personal liability of Landlord (nor Landlord's agent, if any) in respect to any of the covenants, conditions or provisions of this lease. In the event of a breach or default by Landlord of any of its obligations under this lease, Landlord's liability hereunder shall be limited to Landlord's equity in the Property. In no event shall Tenant make any claim against or seek to impose any personal liability upon any principal of any firm or corporation or any general or limited partner of Landlord that may hereafter be or become the landlord for the satisfaction of Tenant's remedies, or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder.

      Tenant agrees that its sole remedies in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this lease, or any rider or separate agreement relating to this lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

      Section 11.2. Relationship of the Parties. Nothing contained in this lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereof, it being understood and agreed that neither the method of computing rent nor any other provisions contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

      Section 11.3. Security Deposit. In the event Tenant has deposited any security with Landlord, said sum shall be deposited in an interest--bearing account, with interest to accrue, less one (1%) percent thereof to be retained by Landlord as an administrative fee. Landlord may use, apply on Tenant's behalf or retain during the Term the whole or any part of the security so deposited (including any interest earned thereon) to the extent required for the payment of any rent or other sums as to which Tenant may be in default hereunder or for any sum which Landlord may expend by reason of Tenant's default in respect of any of the terms of this lease, including but not limited to any deficiency or damage incurred in reletting the Leased Premises. The covenants in this Section
11.3 are personal covenants between Landlord and Tenant and not covenants running with the land, and in no event will Landlord's mortgagee(s) or any purchaser at a foreclosure sale or a sale in lieu of foreclosure be liable to Tenant for the return of the security deposit. After each application from Tenant's security deposit, Tenant shall upon demand replenish said deposit to the amount set forth herein.

      Provided Tenant shall comply with all the terms of this lease, any remaining security shall be returned to Tenant upon termination of this lease and after surrender of possession of the Leased Premises to Landlord, together with any accrued interest (less the administrative fee to be retained by Landlord, as provided herein). In the event of a sale of the Property or assignment of this lease by Landlord to any person other than a mortgagee, Landlord shall have the right to transfer the security to its vendee or assignee, subject to Tenant's aforesaid rights upon termination, and thereupon Landlord shall be released from any liability with respect to the return of such security to Tenant, such vendee or assignee to be solely responsible to Tenant therefor.

      Tenant shall not assign or encumber its interest in the security deposit, and neither Landlord nor its successors and assigns shall be bound by any attempted assignment or encumbrance.

      Section 11.4. Indemnity. Tenant agrees to indemnify and save Landlord harmless from and against any and all claims and demands for, or in connection with, any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly, out of the business conducted in or the use and/or occupancy of the Leased Premises or occurring in or on the Leased Premises or any part thereof, or arising directly or indirectly, from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees or contractors, and from and against any and all cost, expense and liabilities incurred in connection with any such claims and/or proceedings brought thereon. The comprehensive general liability coverage maintained by Tenant pursuant to this lease shall specifically insure the contractual obligations of Tenant as set forth in this Section and/or as provided in this lease.

      Section 11.5. Property in Leased Premises. All leasehold improvements, such as light fixtures and heating and air--conditioning equipment, and other construction which may be done by Tenant, shall when installed attach to the freehold and become and remain the property of Landlord. Notwithstanding the foregoing, all store fixtures or trade fixtures and drapes shall remain the property of Tenant, subject at all times to Landlord's lien for rent and other sums which may become due to Landlord under this lease.

      All Tenant's personal property of every kind or description which may at any time be in the Leased Premises shall be at Tenant's sole risk, or at the risk of those claiming under Tenant, and Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of Tenant caused by water from any source whatsoever or from the bursting, overflowing or leaking of sewer or steam pipes or from the heating or plumbing fixtures or from electric wires or from gas or odors or caused in any manner whatsoever.

      Tenant shall pay before delinquency all taxes assessed against Tenant's fixtures, furnishings, leasehold, improvements, equipment and stock-in-trade placed in or on the Leased Premises. Any such taxes paid by Landlord shall be due and payable within ten (10) days after billings therefor are rendered to Tenant.

      Section 11.6. Damage to Property or Persons. Landlord shall not be liable for any loss of or damage to property of Tenant or of others located in the Leased Premises or the Property, by theft or otherwise, nor for any loss or damage whatsoever to any property which Tenant could remove at the end of the Term as provided in Section 11.8 hereof. Landlord shall not be liable for any injury or damage to persons or property or to the interior of the Leased Premises resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, ice or snow or leaks from any part of the Leased Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such injury or damage caused by other tenants or any person(s) either in the Leased Premises or elsewhere on the Property, or by occupants of property adjacent to the Property, or by the public, or by operations in the construction of any private, public or quasi-public work. Landlord shall not be responsible for damage or loss of property of Tenant kept or stored on the Leased Premises, no matter how caused.

      Section 11.7. Assignment or Subletting. (a) Tenant shall not assign its interest under this lease or sublet all of the Leased Premises, nor shall Tenant mortgage or hypothecate this lease or Tenant's interest in and to the Leased Premises (hereinafter collectively referred to as "Transfer"), without the prior written consent of Landlord. Consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. Any Transfer by Tenant in accordance with this Section shall be only for the purposes specified in Section 1.1(e) hereof and for no other purpose, and in no event shall any Transfer release or relieve Tenant from any obligations of this lease.

      (b) If the Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange), any change in the ownership (legal or equitable) of and/or power to vote fifty (50%) percent or more of the outstanding capital stock of Tenant, whether such change of ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, shall be deemed a Transfer and shall be subject to the provisions of this Section.

      (c) Notwithstanding anything to the contrary contained in this lease, Tenant shall have the right to sublet a part (but not all) of the Leased Premises or to enter into license or concession agreements for part (but not all) of the Leased Premises with Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed)

      Section 11.8. Surrender of Premises and Holding Over. At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear excepted, and damage by unavoidable casualty excepted to the extent that the same is covered by Landlord's all-risk fire insurance policy, and Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term. If, after notice in writing by Landlord to deliver possession, Tenant shall default in so surrendering the Leased Premises, Tenant's occupancy subsequent to such expiration, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month to month or from year to year, and it shall be subject to all the terms, covenants, conditions of this lease applicable thereto, except that Minimum Rent shall be twice the amount payable in the last year of the Term, and no extension or renewal of this lease shall be deemed to have occurred by such holding over.

      Prior to the expiration or sooner termination of this lease, Tenant shall remove any and all trade fixtures, equipment and other unattached items which Tenant may have installed, stored or left in the Leased Premises or elsewhere on the Property, including but not limited to counters, shelving, showcases, chairs and unattached movable machinery purchased or provided by Tenant and which are susceptible of being moved without damage to the Building. Tenant shall repair any damage to the Leased Premises caused by its removal of such fixtures and movables. In the event Tenant does not make such repairs, Tenant shall be liable for and agrees to pay Landlord's costs and expenses in making such repairs together with a sum equal to fifteen (15%) percent of such costs and expenses to cover Landlord's overhead in making such repairs for Tenant. Tenant shall not remove any plumbing or electrical fixtures or equipment, heating or air-conditioning equipment, floor coverings (including but not limited to wall to wall carpeting), walls or ceilings, all of which shall be deemed to constitute a part of the freehold and/or leasehold interest of Landlord, as set forth above, nor shall Tenant remove any fixtures or machinery that were furnished or paid for by Landlord (whether initially installed or replaced). Landlord shall have the right to inspect the Leased Premises within ninety (90) days prior to the expiration or sooner termination of this lease, and within fifteen (15) days after receipt of written notice from Landlord, Tenant shall repair any damage to any of the above-mentioned equipment or to the said floor coverings, walls or ceilings. In the event Tenant does not repair properly as required hereunder and to the reasonable satisfaction of Landlord, then Landlord may make such repairs without liability to Tenant and Tenant shall pay Landlord's costs for making such repairs upon presentation of a bill therefor, as additional rent. Said bill shall include Interest (as defined in Section 11.10) from the date such repairs were billed by the contractor(s) making such repairs. The Leased Premises shall be left in a broom-clean condition. If Tenant shall fail to remove its trade fixtures or other property as provided in this
Section 11.8, such fixtures and other property not removed by Tenant shall be deemed abandoned by Tenant and at the option of Landlord shall become the property of Landlord, or at Landlord's option may be removed by Landlord at Tenant's expense plus fifteen (15%) percent as hereinabove provided, or placed in storage at Tenant's expense, or sold or otherwise disposed of, in which event the proceeds of such sale or other disposition shall belong to Landlord.

      Section 11.9. Liens. Tenant shall discharge any lien filed against the Property or any part thereof for work done or materials furnished with respect to the Leased Premises within ten (10) days after it receives notice of the filing of such lien. If Tenant fails to keep this covenant, in addition to any other remedies available, to Landlord under this lease or otherwise, Landlord may at its option discharge such lien, in which event Tenant agrees to pay Landlord a sum equal to the amount of the lien thus discharged plus Landlord's internal administrative costs, reasonable attorney's fees, expenses and damages thereby caused Landlord.

      Section 11.10. Interest. Whenever this lease refers to "Interest" same shall be computed at a rate equal to the

Prime Rate (as hereinafter defined) plus four (4) percentage points. If, however, payment of interest at such rate Tenant (or by the tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this lease) should be unlawful, that is, violative of usury statutes or otherwise, then "Interest" shall, as against such party, be computed at the maximum contract rate payable by such party. Such amounts shall be payable as additional rent hereunder. "Prime Rate" shall mean the rate being charged at the time in question by Chase Manhattan Bank of New York, New York for short term (90 day) unsecured loans made to its preferred customers.

      Section 11.11. Lien of Landlord for Rent, Taxes and Other Sums. Landlord shall have, and Tenant hereby grants a security interest in any furnishings, equipment, fixtures, inventory, accounts receivable, or other personal property of any kind belonging to Tenant, or the equity of Tenant therein, on the Leased Premises. The security interest is granted for the purpose of securing The payment of rent, other charges, assessments, penalties and damages herein covenanted to be paid by Tenant and for the purpose of securing the performance of all other obligations of Tenant hereunder. Upon Tenant's default or breach of any covenants of this lease, Landlord shall have all remedies available under the laws of the State of New York, including but not limited to the right to take possession of the above mentioned property and dispose of it by public or private sale in a commercially reasonable manner. Tenant hereby agrees to execute and deliver from time to time Financing Statements at Landlord's request for the purpose of serving notice to third parties of the security interest herein granted. Tenant shall upon demand reimburse Landlord for all filing and recording fees and taxes incurred in connection with filing and recording such Financing Statements. The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

      Section 11.12. Late Payments. Should Tenant fail to pay when due any installment of Minimum Rent or any other sum payable to Landlord under the terms of this lease, then Interest shall accrue from and after the date which is five
(5) days after the date on which such sum shall be due and payable, and such Interest shall be paid by Tenant to Landlord at the time of payment of the delinquent sum.

      Section 11.13. Waiver by Tenant. Tenant hereby expressly waives any and all rights of redemption conferred by statute or otherwise, and, with respect to any litigation arising out of this lease, and to the extent permitted by law, Tenant waives the right to file any counterclaims or cross--claims against Landlord other than compulsory counterclaims or cross-claims.

      Section 11.14. Notices. Whenever notice may or shall be given to either of the parties by the other, each such notice shall be by registered or certified mail with return receipt requested, at the respective addresses of the parties as contained herein or to such other address as either party may from time to time designate in writing to the other, or, if to Tenant, such notice may also be mailed in the manner described above, or delivered by hand, at the Leased Premises. Any notice under this lease delivered by mail shall be deemed to have been given at the time it is placed in the mails with sufficient postage prepaid.

      Section 11.15. Broker. The parties represent and warrant to each other that no broker was involved on its behalf in negotiating or consummating this lease and each agrees to indemnify and hold the other harmless from and against any and all claims for brokerage commissions arising out of any communications or negotiations had by either with any other broker regarding the Leased Premises and/or the consummation of this lease.

      Section 11.16. Short Form Lease. Tenant agrees not to record this lease without the express written consent of Landlord, which consent shall not be unreasonably withheld, and further agrees to execute, acknowledge and deliver at any time after the date of this lease, at the request of Landlord, a "short form lease" suitable for recording.

      Section 11.17. Entire and Binding Agreement. This lease contains all of the agreements between the parties hereto, and it may not be modified in any manner other than by an agreement in writing signed by all the parties hereto or their successors in interest. The terms, covenants, and conditions contained herein shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns, except as may be otherwise expressly provided in this lease. Tenant acknowledges that neither Landlord nor any broker has made any representations to or agreements with Tenant which are not contained in this lease.

      Section 11.18. Provisions Severable. If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

      Section 11.19. Captions. The captions contained herein are for convenience and reference only and shall not be deemed as part of this lease or construed as in any manner limiting or amplifying the terms and provisions of this lease to which they relate.

      Section 11.20. Force Majeure. Each party shall be excused for the period of any delay in the performance of any obligations hereunder (other than the non-specifically abated payment of Minimum Rent and all payments of additional rent due under this lease), when prevented from so doing by cause or causes beyond that party's control which shall include, without limitation, all labor disputes, civil commotion, war, war--like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, or through acts of God.

      Section 11.21. Warranty of Title and Authority. The persons executing this lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly constituted corporation qualified to do business in the state in which the Property is located; and such persons are duly authorized by the board of directors of Tenant to execute and deliver this lease on behalf of Tenant.

      Section 11.22. No Jury Trial. Landlord and Tenant hereby mutually waive their rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, Tenant's use or occupancy of the Leased Premises, and any claim of injury or damage.

      Section 11.23 Renewal Option. In the event Tenant is not in default under the terms of this lease, Tenant shall have the right to renew this lease for a period of five (5) years (the "Renewal Term") upon written notice given to Landlord not less than six (6) months' prior to the expiration of the original Term. Any such renewal shall be upon the terms and conditions contained in this lease, except that Tenant shall have no further right to renew. All references to the "Term" in this lease shall be deemed to include the Renewal Term where appropriate.

      Section 11.24. Miscellaneous. (a) All payments made by Tenant other than Minimum Rent, including but not limited to Taxes and Utilities Charges, shall constitute "additional rent" and Landlord shall have the same remedies for Tenant's failure to pay additional rent as for failure to pay Minimum Rent.

      (b) This lease shall be governed in all respects by the laws of the State of New York. Any suit arising out of this lease only shall be brought in the State or Federal Courts located in the State of New York. In the event of any such suit, the parties hereto consent to the personal jurisdiction of such courts and waive any defense based on improper venue.

      (c) Tenant shall not be entitled to exercise any right of termination or other option granted to it by This lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this lease.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written, each acknowledging receipt of an executed copy hereof.


WITNESS:                                     LANDLORD:


___________________________                  /s/ Peter Castellana, Jr.
                                             ---------------------------
                                             Peter Castellana, Jr.


___________________________                  ___________________________
                                             Marie Castellana


ATTEST:                                      TENANT:

                                             Western Beef -- l73rd Street Inc.
                                             By: /s/ Frank Castellana

                                             Tenant's Federal Employer
                                             Identification Number:

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NASSAU                    )



      On the day of October , 1992, before me personally came Peter Castellana, Jr., to me known, to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                                PETER R. ADMIRAND
                         Notary Pubic. State of New York
                                  No. 304964094
                           Qualified in Nassau County
                        Commission Expires March 24,1994


STATE OF NEW YORK           )
                            )                       ss.:
COUNTY OF                   )

      On the day of , 1992, before me personally came Marie Castellana, to me known, to be the individual described in, and who executed, the foregoing instrument, and acknowledged that she executed the same.

                                                 Notary Public
STATE OF NEW YORK           )
                            ) as.:
COUNTY OF NASSAU            )



      On the 21 day of October, 1992, before me personally came Frank Castellana, to me known, who, being by me duly sworn, did depose and say that he resides at 8698 86 St., Brooklyn, NY and that he is the President of Western Beef--173rd Street Inc., the corporation described in, and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to said instrument is such corporate seal: that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                  Notary Public

                                PETER R. ADMIRAND
                        Notary Public. State of New York
                                  No- 304964094
                           Qualified in Nassau County
                        Commission Expires March 24, 1994